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                                                                    Exhibit 23



                         Consent of Independent Auditors


We consent to the incorporation by reference in (i) Post-Effective Amendment Number 1 dated May 27, 1986 to Registration Statement No. 2-89471 on Form S-3,
(ii) Post-Effective Amendment Number 1 dated May 31, 1984 to Registration Statement No. 2-84911 on Form S-8, (iii) Registration Statement No. 33-975 on Form S-8 dated November 7, 1985, (iv) Registration Statement No. 33-16180 on Form S-8 dated July 31, 1987, (v) Registration Statement No. 33-45673 on Form S-8 dated February 4, 1992, (vi) Registration Statement No. 33-58582 on Form S-8 dated February 22, 1993, (vii) Registration Statement No. 33-61037 on Form S-8 dated July 14, 1995, (viii) Registration Statement No. 33-08123 on Form S-8 dated July 15, 1996, (ix) Registration Statement No. 333-41912 on Form S-8 dated July 21, 2000, (x) Registration Statement No. 333-65534 on Form S-8 dated July 20, 2001, and (xi) Amendment Number 1 dated October 19, 2001 to Registration Statement No. 333-68526 on Form S-3 of our report dated September 13, 2001 with respect to the financial statements of Blue Mountain Arts, a division of At Home Corporation, included in this Current Report on Form 8-K/A of American Greetings Corporation dated November 21, 2001.


                                      /s/ Ernst & Young LLP


Cleveland, Ohio
November 19, 2001



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